UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2021

DIFFUSION PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DFFN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 7.01         Regulation FD Disclosure

Diffusion Pharmaceuticals Inc. (“Diffusion,” the “Company” or “we”) is releasing a series of podcasts in which our Chief Executive Officer and Chief Medical Officer discuss our clinical studies, our development plans, and certain other matters related to our business. The podcast series – entitled Fueling Life™ – is being made available on our website, www.diffusionpharma.com. We may also from time to time reproduce the contents of these podcasts, in whole or in part, and possibly with non-material modifications, in connection with our other public and media relations efforts.

These podcasts include express and implied forward-looking statements relating to the above-mentioned subject matter and certain other statements that are not matters of historical fact, including statements regarding our intentions, beliefs, projections, outlook, analyses, or expectations. We may, in some cases, use the foregoing terms or other words, such as “estimates,” “anticipates,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” or “approximately,” that convey uncertainty of future events or outcomes to identify these forward-looking statements. By their nature, forward-looking statements relate to events and circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated, and therefore inherently involve risks and uncertainties, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission (“SEC”). Although we believe that we have a reasonable basis for each such forward-looking statement, due to these and other factors, known and unknown, actual results could differ materially from our intentions, beliefs, projections, outlook, analyses, or expectations expressed in any forward-looking statements expressed on these podcasts. Accordingly, we cannot assure you that any forward-looking statement made on these podcasts will prove to be accurate or that any such inaccuracy will not be material, and you should not place undue reliance on such statements. Unless the context requires otherwise, all forward-looking statements made on these podcasts are based on our beliefs and expectations as of, and speak only as of, the date of recording of the applicable episode.

In addition, the information discussed in these podcasts is summary information intended to be considered in the context of the other public announcements that we make from time to time, by press release, SEC filing, or otherwise. Diffusion undertakes no duty or obligation to publicly update or revise the information contained in these podcasts except as required by applicable law, although we may do so from time to time as we believe is warranted or appropriate. We make no admission or representation as to the materiality of any information in the podcasts or otherwise related thereto, including any information contained in this Current Report on Form 8-K. All such information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act unless we specifically incorporate it by reference in a document filed under the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as previously set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2021	DIFFUSION PHARMACEUTICALS INC. By: /s/ William Elder Name: William Elder Title: General Counsel